EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1 of our report dated July 20, 2017, relating to the balance sheet of Industrea Acquisition Corp. as of April 13, 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from April 7, 2017 (date of inception) to April 13, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
July 20, 2017